UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2015 (December 31, 2014)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2014, American Realty Capital Trust V, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with certain current and former directors, officers and service providers of the Company. The Company also expects to enter into a similar indemnification agreement with its future directors and officers.

The indemnitees party to the Indemnification Agreement are Peter M. Budko, Robert H. Burns, David Gong, William M. Kahane, Stanley R. Perla, Nicholas Radesca, Nicholas S. Schorsch, Edward M. Weil, Jr., American Realty Capital Advisors V, LLC, AR Capital, LLC and RCS Capital Corporation (each, an “Indemnitee”). The Indemnification Agreement provides that the Company will indemnify each Indemnitee, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of each Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to each Indemnitee incurred by or on behalf of such Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that each Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits each Indemnitee’s entitlement to indemnification in cases where (a) Indemnitee’s gross negligence or willful misconduct (if the Indemnitee is an independent director of the Company) or negligence or misconduct (if the Indemnitee is not an independent director of the Company) caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged to be liable to the Company, (d) the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee or (e) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants each Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering each Indemnitee or any claim made against each Indemnitee by reason of his or her service to the Company.

The Company will file the Indemnification Agreement with the Securities and Exchange Commission as an exhibit to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Trust V, Inc.

Date: January 7, 2015	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer